Exhibit 10(f)
AMERICAN INTERNATIONAL GROUP, INC.
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNITS AWARD AGREEMENT
     This award agreement (this “Award Agreement”) sets forth the terms and conditions of an award (this “Award”) of deferred stock units (“DSUs”) granted to you under the American International Group, Inc. Amended and Restated 2007 Stock Incentive Plan (as amended and restated from time to time, the “Plan”).
     1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement which are not defined in this Award Agreement have the meanings as used or defined in the Plan.
     2. Award. The number of DSUs set forth on the signature page of this Award Agreement are subject to this Award. Each DSU constitutes an unfunded and unsecured promise of AIG to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (a “Share” or “Shares” as the context requires) (or securities or other property equal to the Fair Market Value thereof) on the Delivery Date as provided herein. Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder of AIG. In the event the calculation of the number of DSUs subject to this Award Agreement results in fractional shares, the number of Shares shall be rounded down to the next whole Share. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT.
     3. Delivery.
         (a) In General. Except as provided below in this Paragraph 3 and Paragraph 8, the Delivery Date shall be on the last Trading Day of the month in which you cease to be a director of the Board. AIG may deliver securities or other property based on the Fair Market Value in lieu of all or any portion of the Shares otherwise deliverable on the Delivery Date. You shall be the beneficial owner of any Shares at the close of business on the Delivery Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is on or after the close of business on the Delivery Date. “Trading Day” means a day on which the Common Stock trades regular way on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
         (b) Death. Notwithstanding any other term or provision of this Award Agreement, if you die prior to the Delivery Date, the Shares (or securities or other property in lieu of all or any portion thereof) corresponding to your outstanding DSUs shall be delivered to the representative of your estate as soon as practicable after the date of death and after such documentation as may be requested by the Board is provided to the Board.

     4. Dividend Equivalent Rights. On the first day of each quarter before the delivery of Shares (or securities or other property in lieu thereof) pursuant to this Award Agreement, you shall be entitled to receive, in the form of DSUs, an amount equal to any regular cash dividend payment that would have been distributed during the preceding quarter in respect of the Shares not yet delivered. The number of DSUs awarded under this Section 4 shall be based upon the closing price of a Share on the first day of the quarter succeeding the dividend payment date. In the event the calculation of the number of DSUs to be received results in fractional shares (after taking into account all DSUs to be awarded to you in respect of such date), the number of Shares shall be rounded down to the next whole Share. In the event that a regular cash dividend payment is paid during the quarter in which you cease to be a director (but prior to the date on which you cease to be a director) you will be entitled to receive an amount in cash on the Delivery Date equal to the actual dividend paid for that quarter in respect of the Shares.
     5. Non-transferability. Except as may otherwise be provided in this Paragraph or as otherwise may be provided by the Board, the limitations set forth in Section 3.5 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 5 shall be void. The Board may adopt procedures pursuant to which you may transfer some or all of your DSUs through a gift for no consideration to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, and any other entity in which these persons (or the recipient) own more than 50% of the voting interests.
     6. Withholding, Consents and Legends.
         (a) The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes in accordance with Section 3.2 of the Plan.
         (b) Your rights in respect of the DSUs are conditioned on the receipt to the full satisfaction of the Board of any required consents (as defined in Section 3.3 of the Plan) that the Board may determine to be necessary or advisable.
         (c) AIG may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Board determines to be necessary or advisable. AIG may advise the transfer agent to place a stop order against any legended Shares.
     7. Successors and Assigns of AIG. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of AIG and its successors and assigns.
     8. Amendment. The Board reserves the right at any time to amend the terms and conditions set forth in this Award Agreement in any respect in accordance with Section 1.3 of the Plan, and the Board may amend the Plan in any respect in accordance with Section 3.1 of the Plan. Notwithstanding the foregoing and Sections 1.3.1 and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent (or the consent of your estate, if such consent is obtained after your death), and the Board may not accelerate the delivery of the Shares (or securities or other property in lieu of any or all of the Shares). Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Board or any other person or persons authorized by the Board.
     9. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     10. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

     IN WITNESS WHEREOF, AIG and you have caused this Award Agreement to be duly executed and delivered.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

Recipient:

Number of DSUs:

Date:

Accepted and Agreed:

By: